As filed with the Securities and Exchange Commission on January 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Precipio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	91-1789357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Precipio, Inc. Amended and Restated 2017 Stock Option and Incentive Plan

(Full Title of the Plans)

Ilan Danieli

Chief Executive Officer

4 Science Park,

New Haven, CT 06511

(Name and address of agent for service)

(203) 787-7888

(Telephone number, including area code, of agent for service)

Copy to:

Stephen M. Davis, Esq.

Goodwin Procter LLP

620 Eighth Avenue

New York, NY

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Precipio, Inc. (the “Registrant”) to register additional securities issuable pursuant to the Registrant’s Amended and Restated 2017 Stock Option and Incentive Plan (the “Plan”) and consists of only those items required by General Instruction E to Form S-8. Pursuant to certain provisions of the Plan (referred to as the “evergreen provisions”), the number of shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), that are available for award grant purposes under the Plan, is automatically increased each year in accordance with a formula set forth in the Plan. Pursuant to the Plan’s evergreen provisions, the additional securities registered hereby include 89,045 shares of Common Stock that were automatically added to the Plan, effective January 1, 2026.

In accordance with General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 (File No. 333-284316, File No. 333-278385, File No. 333-271002, File No. 333-222819 and File No. 333-221804), as filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2025, March 29, 2024, March 30, 2023, February 1, 2018 and November 29, 2017, respectively are effective and are incorporated herein by reference, except as otherwise set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by the Registrant with the Commission and are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 27, 2025;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on May 14, 2025;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the Commission on August 13, 2025;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Commission on November 14, 2025;

(e)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 21, 2025, April 10, 2025, June 17, 2025, September 3, 2025 and December 29, 2025.

(f)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on June 29, 2017, including any amendments or reports filed for the purposes of updating this description; and

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K (and corresponding information furnished under Item 9.01 or included as an exhibit thereto). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 30, 2017).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on June 30, 2017).
3.3	Certificate of Elimination (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K filed on June 30, 2017).
3.4	Certificate of Designation for Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 31, 2017).
3.5	Certificate of Designation for Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on November 3, 2017).
3.6	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated April 25, 2019 (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed on April 26, 2019).
3.7	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated 21 September 21, 2023 (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed on September 21, 2023).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	Amended and Restated 2017 Stock Option and Incentive Plan (incorporated by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2021).
107*	Filing Fee Table.

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on the 26th day of January 2026.

Precipio, Inc.

By:	/s/ Ilan Danieli
Ilan Danieli
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Ilan Danieli and Matthew Gage as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Ilan Danieli	Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2026
Ilan Danieli
/s/ Matthew Gage	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2026
Matthew Gage
/s/ Richard Sandberg	Chairman of the Board of Directors	January 26, 2026
Richard Sandberg
/s/ Kathleen Laporte	Director	January 26, 2026
Kathleen Laporte /s/ Ronald Andrews	Director	January 26, 2026
Ronald Andrews
/s/ Christina Valauri.	Director	January 26, 2026
Christina Valuari
/s/ Jeffrey Cossman, M.D.	Director	January 26, 2026
Jeffrey Cossman, M.D.
/s/ David Cohen	Director	January 26, 2026
David Cohen